                                                                    EXHIBIT 11.2

                       HOMECAPITAL INVESTMENT CORPORATION
                               EARNINGS PER SHARE

                                                              THREE MONTH PERIOD ENDED
                                                                      JUNE 30,
                                                                 1998          1997
                                                             ------------   -----------
BASIC EARNINGS PER COMMON SHARE:
  Net income (loss)                                          $(3,449,816)   $   210,352
  Less preferred stock dividends                                 (64,232)       (67,315)
                                                             -----------    -----------
  Net income (loss) for common stockholders                  $(3,514,048)   $   143,037
                                                             ===========    ===========
  Weighted average shares outstanding during the period        8,295,525      8,226,883
                                                             ===========    ===========
  Basic earnings (loss) per common share                     $      (.42)   $       .02
                                                             ===========    ===========
DILUTED EARNINGS PER COMMON SHARE:
  Net income (loss) for common stockholders                  $(3,514,048)   $   143,037
                                                             ===========    ===========
  Weighted average shares outstanding during the period        8,295,525      8,226,883
  Common stock equivalents                                         /(1)/        619,875
  Assume conversion of preferred stock                             /(1)/      1,500,000
                                                             -----------    -----------
  Weighted average common shares outstanding                   8,295,525     10,346,758
                                                             ===========    ===========
  Diluted earnings (loss) per common share                   $      (.42)   $       .02
                                                             ===========    ===========

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/(1)/  Excluded due to antidilutive effect.